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[NEW WEST EYEWORKS, INC.                                         EXHIBIT 10.22
LETTERHEAD]

                                December 19, 1996

FLAG Partners
BP America Building #29-2500
200 Public Square
Cleveland, Ohio 44114-2301

Attention: Ronald E. Weinberg

         Re:      REGISTRATION OF COMMON STOCK OF NEW WEST EYEWORKS, INC.

Dear Mr. Weinberg:

         New West Eyeworks, Inc., a Delaware corporation (the "Company"), hereby gives notice that it intends to file a Registration Statement on Form S-2 (the "Registration Statement") with the Securities and Exchange Commission in connection with a proposed underwritten public offering (the "Offering") of shares of its Common Stock, $0.01 par value ("Common Stock"). Because of the federal securities law, the Company requests that you keep the Offering and the other matters discussed herein in the strictest confidence.

         The Company intends to offer 1.0 million shares of Common Stock at a price to the public that is expected to be approximately $7.25 per share. The net proceeds of the Offering will be used to reduce debt, to fund the growth of the Company and for general corporate purposes.

REGISTRATION RIGHTS

         This notice is delivered pursuant to Section 3(a) of the Registration Rights Agreement by and between the Company and Mediq Investment Services, Inc., dated August 5, 1988, as amended (the "Agreement"), the terms of which apply to 30,623 shares of Common Stock held by FLAG Partners. The Company would like to obtain your waiver of certain registration rights ("Registration Rights") contained in the Agreement, in connection with the Offering.

         We request that you waive (i) all Registration Rights you may have with respect to the Offering under the Agreement and (ii) the requirement that this notice set forth a list those jurisdictions in which the Company intends to attempt to qualify the securities being offered under applicable blue sky laws. This waiver will not affect your right to participate in future public offerings of the Common Stock by virtue of your Registration Rights under the Agreement.

PREFERRED STOCK

         Pursuant to the terms of Article 4.4(d)(i) of the Company's Restated Certificate of Incorporation, which contains the terms of the Company's Preferred Stock, Series A ("Series A Stock"), of which FLAG


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FLAG Partners
December 19, 1996
Page 2
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Partners holds 594 shares, the Company is required to reserve and keep available out of its authorized but unissued shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Stock (the "Reservation Requirement"). Because the Company's authorized capital stock is insufficient to meet all of the Company's reservation requirements and to complete the Offering, the Company hereby requests that FLAG Partners waives the Reservation
Requirement with respect to the Series A Stock held by it. The undersigned agrees that upon execution hereof, the shares subject to the Reservation Requirement shall no longer be reserved. In consideration for the foregoing waiver, the Company shall use its best efforts to seek stockholder approval of a charter amendment (the "Charter Amendment") that will increase the Company's authorized capital stock at its annual meeting of stockholders, to be held in 1997. Upon effectiveness of the Charter Amendment, the Reservation Requirement waived hereby shall be reinstated in full force and the shares of Common Stock subject thereto shall again be reserved. In consideration of the foregoing, it is understood that you hereby commit (i) to vote all of FLAG's shares of Company Common Stock in favor of the Charter Amendment and (ii) not to convert FLAG's shares of Series A Stock until effectiveness of the Charter Amendment.

         Please acknowledge your agreement to the foregoing by signing and dating the enclosed copy of this letter and returning it to me by no later than December 23, 1996.

                                       Very truly yours,

                                       NEW WEST EYEWORKS, INC.

                                       By: /s/ Byron S. Krantz
                                          -------------------------------------

                                               Byron S. Krantz
                                               Secretary

FLAG partners hereby agrees to the foregoing.

                                      FLAG PARTNERS

                                      /s/ Ronald E. Weinberg
                                      ------------------------------------------
                                      Ronald E. Weinberg, Managing Partner
                                      (Pursuant to Article 7.1 of the Investment
                                      Partnership Agreement of FLAG Partners)